[TPW: WA:3141030.1] 17979-00066  07/09/2004 2:19 PM
                      Power of Attorney



     Know all men by these presents that I, Sharon L. Shoner, residing at 18 Hitching Post Lane, East Falmouth, MA 02536, do herby appoint Santo P. Pasqualucci as my true and lawful attorney-in-fact and agent with full power of substitution for me and in my name, place and stead, in any and all capacities to sign any and all forms necessary to comply with my reporting obligations under Section 16(a) of the Securities and Exchange Act of 1934, as amended ("Exchange Act") including Securities and Exchange Commission ("SEC") Forms 3,4 and 5 and any other similar filings as may be required from time to time, and to file the same with the SEC and the National Association of Securities Dealers, Inc., granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as I could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof. I acknowledge that this power of attorney hereby revokes any prior power of attorney that I have granted with respect to the aforementioned forms and reporting requirements.

     I acknowledge that the foregoing attorney-in-fact and agent, in serving in such capacity at my request is not assuming, nor is Falmouth Co-operative Bank or Falmouth Bancorp, Inc. assuming, any of my responsibilities to comply with Section 16(a) of the Exchange Act.


Dated: July 13, 2004



                                   /s/Sharon L. Shoner
                                   Name: Sharon L. Shoner


On this 13 day of July, 2004, before me, the undersigned notary public, personally appeared Sharon L. Shoner, proved to me through satisfactory evidence of identification, where were known to me, to be the person whose name is signed on the preceding or attached document in my presence.

/s/ Karen A. Dutra
Karen A. Dutra, Notary Public
My Commission Expires January 28, 2011